UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2006
CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code (301) 841-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
      On July 17, 2006, David C. Bjarnason, 36, joined the Company as its Chief Accounting Officer. James M. Mozingo, who had served as Chief Accounting Officer since October 2003, has agreed to continue with the Company in a new role as Senior Director - Accounting Policy.
      Prior to joining the Company, Mr. Bjarnason was an officer at Freddie Mac responsible for the development and administration of accounting policy related to investment, funding, financial risk management and securitization-related matters. Mr. Bjarnason arrived at Freddie Mac in March 2003 from the Global Capital Markets practice at Deloitte & Touche LLP, where he consulted for four years with clients in numerous industry sectors on accounting, financial reporting and internal controls aspects of financial instruments and asset securitization transactions. Mr. Bjarnason is a certified public accountant and received his undergraduate degree in accounting from the College of William and Mary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 21, 2006	/s/ Steven A. Museles

Steven A. Museles
Senior Vice President, Chief
Legal Officer and Secretary